5

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1

                                 FORM SB-2/ A-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ABC REALTY CO.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
     STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                        6531                        56-2012361
         (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
          CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                7507 Folger Road, Charlotte, North Carolina 28226
                                 (828) 625-2666
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  Duane Bennett
                7507 Folger Road, Charlotte, North Carolina 28226
                                 (828) 625-2666
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)

Proposed Maximum Aggregate Offering Price (1)               $453,750
Total  Registration  Fee                                    $41.75

(1)     Estimated  solely  for  the purpose of calculating the registration fee.
(2) Selling Shareholders hold all of the shares, which we are registering. These shares will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2003

                                 ABC REALTY CO.

                        1,815,000 shares of Common Stock

Our  current  shareholders  are  offering  1,815,000 shares of our common stock.

No  market  currently  exists  for  our  common  stock.

The selling security holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is February ___, 2003

                                TABLE OF CONTENTS
   Part I - Prospectus Information                                        Page

1.     Front  Cover  Page  of  Prospectus                                    1
2.     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus       2
3.     Summary  Information                                                  7
       Risk  Factors                                                         9


- Our limited operating history makes evaluation of our business and prospects difficult.
- Seasonal fluctuations in the residential real estate brokerage business adversely affect our revenues, cause cut backs in our operations and may impede future growth.
- Cyclical fluctuations in the residential real estate brokerage business adversely affect out revenues and profitability.
- Negative economic conditions or a downturn in our residential real estate market adversely effect on our results of operations.
- Changes in government regulation could adversely affect our revenues and results of operations.
-     We do not expect to pay dividends on our common stock.
- If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as its value.
- There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.
- Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
- We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.
- Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.
-     If we lose the services of our President, our business may be impaired.
- We do not have any plans to hire additional personnel, which may cause substantial delays in our operations.
- Our lack of an established brand name could negatively impact our ability to effectively compete in the real estate market.
- Our operations are subject to possible conflicts of interest that may negatively impact upon your ability to make a profit from this investment.
- We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.

4.      Use  of  Proceeds                                                    18
5.      Determination  of  Offering  Price                                   18
6.      Dilution                                                             18
7.      Selling  Security  Holders                                           19
8.      Plan  of  Distribution                                               21
9.      Legal  Proceedings                                                   22
10.     Directors, Executive Officers, Promoters and Control Management      23
11.     Security  Ownership  of Certain Beneficial Owners and Management     24
12.     Description  of  Securities                                          26
13.     Experts                                                              27
14.     Disclosure  of  Commission  Position  on  Indemnification
        for  Securities  Act  Liabilities                                    27
15.     Transactions  Within  Last  Five  Years                              27
16.     Description  of  Business                                            29
17.     Management's  Discussion  and  Analysis  or  Plan  of  Operation     57
18.     Description  of  Property                                            68
19.     Certain  Relationships  and  Related  Transactions                   68
20.     Market  for  Common  Equity  and  Related  Stockholder  Matters      69
        Executive  Compensation                                              71
22.     Financial  Statements                                                72
23.     Changes  in  and  Disagreements  with  Accountants  on  Accounting
        and  Financial  Disclosure                                           88

Part  II  -  Information  Not  Required  in  Prospectus

24.     Indemnification                                                      89
25.     Other  Expenses  of  Issuance  and  Distribution                     89
26.     Recent  Sales  of  Unregistered  Securities                          89
27.     Exhibits                                                             90
28.     Undertakings                                                         90

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

OUR COMPANY.
     We were incorporated in North Carolina on December 2, 1996 to engage in the business of real estate brokerage and real estate consulting. We are currently engaged and plan to continue in the real estate brokerage and real estate consulting business. Our executive offices are currently located at the residence of our President, Mr. Duane Bennett, at 7507 Folger Road, Charlotte, North Carolina 28226. Our telephone number is (828) 625-2666. We are authorized to issue common stock. Our total authorized common stock consists of 50,000,000, of which 13,815,000 shares are issued and outstanding. We are also authorized to issue up to 5,000,000 shares of preferred stock, of which none are issued and outstanding.

OUR  BUSINESS.

We have acted and intend to continue to act as a broker or agent in residential real estate transactions. In performing these residential real estate services, we will represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale.

In exchange for providing services as the seller's broker, the seller will typically pay us a commission upon the closing of the real estate transaction, which is generally a fixed percentage of the sales price. Gross listing commissions typically range from 5% to 7% of the sales price and may be shared between the seller's broker and the buyer's broker. When acting as the seller's broker, we will enter into an exclusive agency relationship with the seller, which means that we will be entitled to receive a sales commission upon the closing of the sale transaction regardless of whether we, the seller or any other person locates the buyer.

In exchange for providing services as the buyer's broker, we will receive a commission upon the closing of the real estate transaction that is generally a fixed percentage of the purchase price. With the consent of the seller's broker, this commission is usually payable from the sales commission paid by the seller to the seller's broker.

In transactions in which we act as a broker on either the buy side or sell side of a transaction and a third-party broker is acting as broker on the other side of the transaction, we will typically share approximately 50% of the sales commission with the other broker.

In certain circumstances, and only with the consent of both the buyer and seller, we may act as the buyer's broker and the seller's broker in the same transaction. We receive 100% of the sales commission in transactions in which it acts as the sole broker.


THE  OFFERING.

     As of February 5, 2003, we had 13,815,000 shares of our common stock outstanding. This offering is comprised of securities offered by selling security holders only. The amount of shares offered by the selling security holders equals 1,815,000 shares, and the selling security holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.
Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $25,000 which have been paid.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.




                                           For the period ended    For the period ended
Statements of Operations (Unaudited). . .  October 31, 2002        October 31, 2001
-----------------------------------------  ----------------------  ----------------------
Revenues. . . . . . . . . . . . . . . . .  $                 -0-   $               4,020
-----------------------------------------  ----------------------  ----------------------
Cost of Sales . . . . . . . . . . . . . .  $                 -0-   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Gross profit. . . . . . . . . . . . . . .  $                 -0-   $               4,020
-----------------------------------------  ----------------------  ----------------------
Operating expenses. . . . . . . . . . . .  $              86,133   $              48,135
-----------------------------------------  ----------------------  ----------------------
Income (loss) from operations . . . . . .  $             (86,133)  $             (48,135)
-----------------------------------------  ----------------------  ----------------------
Other expense, net. . . . . . . . . . . .  $                 -0-   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Net income (loss) . . . . . . . . . . . .  $             (86,133)  $             (48,135)
-----------------------------------------  ----------------------  ----------------------
Net income (loss) per common share. . . .  $                (.01)  Less than $.01
-----------------------------------------  ----------------------  ----------------------

                                           As of October 31, 2002          As of
Balance Sheets. . . . . . . . . . . . . .        (Unaudited)         December 31, 2001
-----------------------------------------  ----------------------  ----------------------
Available cash. . . . . . . . . . . . . .  $                  67   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Total current assets. . . . . . . . . . .  $                  67   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Other assets. . . . . . . . . . . . . . .  $                 -0-   $                 200
-----------------------------------------  ----------------------  ----------------------
Total Assets. . . . . . . . . . . . . . .  $                  67   $                 200
-----------------------------------------  ----------------------  ----------------------
Current liabilities . . . . . . . . . . .  $                 -0-   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Due to stockholder/officer. . . . . . . .  $                 -0-   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Total liabilities . . . . . . . . . . . .  $                 -0-   $                 -0-
-----------------------------------------  ----------------------  ----------------------
Stockholders equity (deficiency). . . . .  $                  67   $                 200
-----------------------------------------  ----------------------  ----------------------
Total liabilities and stockholder equity.  $                  67   $                 200
-----------------------------------------  ----------------------  ----------------------




                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated real estate brokerage firms for a significant period of time, we have only had limited operations since our inception on December 2, 1996. As a result, we have a limited operating history upon which you can evaluate us and our prospects.

SEASONAL FLUCTUATIONS IN THE RESIDENTIAL REAL ESTATE BROKERAGE BUSINESS ADVERSELY IMPACT OUR REVENUES, CAUSE CUT BACKS IN OUR OPERATIONS AND MAY IMPEDE FUTURE GROWTH.

The residential real estate brokerage business is subject to seasonal fluctuations. Historically, revenues from real estate brokers have been strongest in the first and fourth quarters of the calendar year. Therefore, we expect to experience periods where a lack of revenue may adversely effect our operations. For example, an extended period of lack of revenue may cause us to cut back on our operations which may impede any future growth.

CYCLICAL FLUCTUATIONS IN THE RESIDENTIAL REAL ESTATE BROKERAGE BUSINESS ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

The residential real estate brokerage industry tends to experience cycles of greater and lesser activity and profitability and is typically affected by changes in economic conditions which are beyond our control. Any of the following could have a material adverse effect on our business by causing a general decline in the number of home sales or sale prices which, in turn, adversely affects our revenues and profitability:

o periods of economic slowdown or recession;

o natural disasters such as floods, hurricanes or tornadoes;

o rising interest or unemployment rates;

o decreasing home ownership rates; and

o declining demand for real estate.

NEGATIVE ECONOMIC CONDITIONS OR A DOWNTURN IN OUR RESIDENTIAL REAL ESTATE MARKET COULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our current primary service area is Charlotte, NC. We intend to expand our operations beyond our existing service area as part of our strategy and our future results of operations may be affected to a larger extent than our past results of operations by changes in economic conditions in our expansion markets. A downturn in residential real estate markets or economic conditions in our current markets or in our future markets could have a material adverse effect on them.

CHANGES IN GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR REVENUES AND FINANCIAL PERFORMANCE.

Our business activities are subject to substantial regulation by governmental authorities. The jurisdictions in which we do business have established requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses. In addition, the federal Real Estate Settlement Procedures Act and comparable state statutes impose restrictions on how we may conduct our business. More restrictive laws, regulations or interpretations could be adopted in the future that could make our ability to comply with such regulations more difficult or expensive. Furthermore, regulatory authorities have broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, these regulatory authorities could prevent or temporarily suspend us from carrying on some or all of its activities or otherwise penalize it if its practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of these requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our revenues and financial performance.

WE DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS ITS VALUE.

     By our filing of this registration statement, we are attempting to register 1,815,000 shares of our common stock held by four selling shareholders. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market. In addition, because our principal stockholder, Duane Bennett, owns approximately 87% of our common stock he may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:
o     Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o     Prevent possible upward price movements in our common stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

     There is not, and has never has been a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE REAL ESTATE MARKET.

     We do not have an established brand name or reputation to successfully sell residential real estate. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the residential real estate market.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

     We will require additional funding over the next twelve months to develop our business. Presently, we have only $67 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

     In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholder, C & C Properties, Inc. owns approximately 87% of our common stock. C & C Properties, Inc. is wholly owned by our President, Mr. Duane Bennett. As a result, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.

     Our success is heavily dependent upon the continued active participation of our president, Duane Bennett. Mr. Bennett has twenty years of experience in the real estate business selling, buying and renovating multifamily homes in the Springfield, Massachusetts's area and land development and buying and selling real estate in the North Carolina area. The loss of Mr. Bennett's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Bennett. We do not have a written employment agreement with Mr. Bennett. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE DO NOT HAVE ANY PLANS TO HIRE ADDITIONAL PERSONNEL, WHICH MAY CAUSE SUBSTANTIAL DELAYS IN OUR OPERATIONS.

     Although we plan to expand our business and operations, we have no plans to hire additional personnel. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST THAT MAY NEGATIVELY IMPACT UPON YOUR ABILITY TO MAKE A PROFIT FROM THIS INVESTMENT.

     Our officers and directors are involved in other business activities and may, in the future become involved in other business opportunities that may affect our potential profitability. If a business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have previously entered into transactions and may do so in the future with our officers, directors, and shareholders, or companies under their control. For example, our president, Mr. Duane Bennett, owns approximately 79% of Xenicent, Inc. which has developed land in and around the Charlotte, North Carolina area. During 2000, we contracted with Xenicent, Inc. to assist them in renovating and selling a house and its related land. We received a total of approximately $102,000.00 for these services. We also issued 1,000,000 shares of our stock to Xenicent, Inc. during the third quarter of 2002 for providing us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. We did not provide any services to Xenicent, Inc. or any other related parties prior to 2000 and we are not currently receiving any services from related parties. However, future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse effect on our operations and financial condition.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

     We will face intense competition from companies engaged in similar businesses. We will compete with numerous companies that sell residential real estate both over the Internet and via traditional forms of business. We anticipate that competition will intensify within Internet distribution channels, which we do not utilize. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the real estate industry. There can be no assurance that we will be able to compete effectively in the highly competitive real estate industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.


ITEM  4.     USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     The selling security holders will sell their shares at $.25 per share until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices.

ITEM  6.     DILUTION

     Not Applicable. We are not registering any shares in this registration statement. All shares are being registered by selling security holders.

ITEM  7.     SELLING  SECURITY  HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below are registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.



                         Percent Owned
                         Relationship       Amount Owned       Amount To Be  Amount Owned    Before/After
Name. . . . . . . . . .  With Issuer        Prior to Offering  Registered    After Offering  Offering
-----------------------  -----------------  -----------------  ------------  --------------  -------------
Robert C. . . . . . . .                                                                      5%/ Less than
Cottone . . . . . . . .  Consultant (1)               700,000       700,000               0             1%
-----------------------  -----------------  -----------------  ------------  --------------  -------------
                                                                                             7%/ Less than
Xenicent, Inc.. . . . .  Related party (2)          1,000,000     1,000,000               0             1%
-----------------------  -----------------  -----------------  ------------  --------------  -------------
Karol Kapinos . . . . .  Director                      75,000        75,000               0  Less than 1%
-----------------------  -----------------  -----------------  ------------  --------------  -------------
Mark Gaenslen . . . . .  None                          40,000        40,000               0  Less than 1%
-----------------------  -----------------  -----------------  ------------  --------------  -------------
TOTALS. . . . . . . . .                             1,815,000     1,815,000               0
-----------------------  -----------------  -----------------  ------------  --------------  -------------




(1) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Greentree Financial Group, Inc. received the 700,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.
(2)     Duane  Bennett,  our President, owns approximately 79% of Xenicent, Inc.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM  8.     PLAN  OF  DISTRIBUTION

     Our selling shareholders are offering 1,815,000 shares of our common stock. The selling shareholders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the selling shareholders. The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the selling security holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person. Specifically, Regulation M prohibits an issuer, selling security holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.
In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.
     Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.
Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:



Name. . . . .  Age  Position
-------------  ---  ----------------------
Duane Bennett   44  President and Director
-------------  ---  ----------------------
Karol Kapinos   40  Director
-------------  ---  ----------------------



     Duane Bennett has been our President and a Director since our inception in December 1996. Mr. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position. Mr. Bennett devotes approximately 20 hours per week to our company.

     Mr. Bennett's experience in the real estate industry and otherwise over the last ten years has consisted of the following:

     From 1997 to Present, Mr. Bennett is the president of our company, a licensed real estate brokerage company, which provides real estate brokerage services within the Charlotte, North Carolina area. We were incorporated in North Carolina on December 2, 1996. We had no activity during 1997 and 1998 and had profits of $19,451 and $24,509 in 1999 and 2000, respectively. We had losses of $48,442 in 2001. We had no employees, other than Mr. Bennett, since our inception.

From 1995 to Present, Mr. Bennett is also the President of Xenicent, Inc. which produces light emitting diode (LED) display systems for use primarily in sports and transportation applications. Xenicent has manufacturing facilities in Taiwan and employs approximately 35 workers. Xenicent had losses of $59,664 and $380,460 in 2001 and 2000, respectively.

From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., which was incorporated in North Carolina on September 14, 1999. Internet Funding sought to develop the operations of and arrange capital financing for development stage Internet companies within the Charlotte, North Carolina area. Internet Funding failed to locate any companies that needed its services and had no revenues or operations. Internet Funding had no employees other than Mr. Bennett.

     From 1991 until 1995, Mr. Bennett was also the chief executive officer and president of Bennett International Businesses, a sole proprietorship owned by Mr. Bennett and based in Charlotte, North Carolina. Bennett International Businesses explored investment opportunities in China, Mexico, South Africa and Chile. Bennett International Businesses failed to locate any investment opportunities and had no revenues or material operations. Bennett International Businesses had no other employees other than Mr. Bennett.

     From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers in Charlotte, North Carolina. Premier Builders was incorporated in North Carolina on January 1, 1995. This company developed land within the Charlotte, North Carolina area. Premier Builders and Developers had no revenues for 1995 and 1996 and had expenses and related losses of $21,605 and $14,935, respectively.

     Since 1990, Mr. Karol Kapinos has been a self-employed entrepreneur as a wholesaler of domestic and foreign automobiles through his wholly-owned company, Midway Motors, Inc. During this time, Mr. Kapinos has become familiar with sales marketing strategies as well as overall economic trends in and around the North Carolina and Massachusetts areas. Mr. Kapinos does not have any experience in real estate transactions and has not been an affiliate of any other for the past five years.

Significant  Employees.
     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.
     None.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of February 5, 2003, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.




Security Ownership of Certain Beneficial Owners (foot1 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.  Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.  We are unaware of any shareholders whose voting rights would be affected by community property laws.1)(foot2 This table is based upon information obtained from our stock records.  Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment
power with respect to the shares indicated as beneficially owned.    2).


                                   Current %
Title of Class. . . . . . . . . .  Name and Address           # of Shares  Owned
---------------------------------  -------------------------  -----------  ------
                                   Duane Bennett  (3)
                                   7507 Folger Road
Common. . . . . . . . . . . . . .  Charlotte, NC 28226         13,000,000     94%
---------------------------------  -------------------------  -----------  ------
                                   Greentree Financial Group, Inc.
                                   555 S. Powerline Road
Common. . . . . . . . . . . . . .  Pompano Beach, FL  33069       700,000      5%
---------------------------------  -------------------------  -----------  ------
                                   Xenicent, Inc.
                                   18 Brookmont Drive
 Common . . . . . . . . . . . . .  Wilbraham, MA  01095         1,000,000      7%
---------------------------------  -------------------------  -----------  ------

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Represents shares held in the name of C & C Properties, Inc., a North Carolina corporation wholly owned by Duane Bennett, and shares held in the name of Xenicent, Inc., a North Carolina corporation which is 79% owned by Duane Bennett. C & C Properties, Inc. functions only as a holding entity of which its only asset is the shares of our Company.






Security Ownership of Officers and Directors  (2).


                Current %
Title of Class  Name and Address                           # of Shares   Owned
--------------  -----------------------------------------  ------------  ------
Common . . . .  Duane Bennett (3)                           13,000,000      94%
--------------  -----------------------------------------  ------------  ------
Common . . . .  Karol Kapinos                                   75,000      **
--------------  -----------------------------------------  ------------  ------
Common . . . .  All Officers and Directors as a Group (2)   13,075,000%
--------------  -----------------------------------------  ------------



**Less than 1%

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Represents shares held in the name of C & C Properties, Inc., a North Carolina corporation wholly owned by Duane Bennett, and shares held in the name of Xenicent, Inc., a North Carolina corporation, which is 79% owned by Duane Bennett. C & C Properties, Inc. functions only as a holding entity of which its only asset is the shares of our Company.

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

ITEM 12.     DESCRIPTION OF SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.
     We are authorized to issue 50,000,000 shares of common stock, with a par value of $.001 per share. As of February 5, 2003, there were 13,815,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

PREFERRED  STOCK
     We are authorized to issue 5,000,000 shares of preferred stock with a par value of $.001 per share. As of February 5, 2003, there were no preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

VOTING RIGHTS.
     Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.
     Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

     There is no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT  SECURITIES.
     We  have  not  issued  any  debt  securities.

ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the years ended December 31, 2001 and 2000 have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     TRANSACTIONS  WITHIN  LAST  FIVE  YEARS

     In February of 2000, we entered into an oral agreement with Xenicent, Inc., a company which our President, Mr. Duane Bennett, owns 79%. During 2000 we received a total of approximately $102,266 from Xenicent, Inc. for managerial and consulting services. We did not provide any management and consulting services to Xenicent, Inc. prior to 2000 and are not currently providing such services. We do not currently have an agreement with Xenicent, Inc. to provide any future services to them. Although this transaction was not negotiated at arms length, we believe that this translation was as fair as if it had been negotiated with a third party.

     On or about May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock 120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

     On May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:
-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State Blue-Sky compliance;
-     Selection of an independent stock transfer agent; and
-     Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the estimated value of the services received which was $30,000, or $.03 per share.

     On or about July 1, 2002, we sold 115,000 shares of stock to two accredited investors, one of whom is a director of our company, for $35,000 pursuant to a Regulation D private offering.

     We are not a subsidiary of any corporation.






ITEM  16.     DESCRIPTION  OF  BUSINESS

     We intend to continue our business as a broker or agent in residential real estate transactions. In performing these residential real estate services, we will represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale. When acting as a broker for the seller, we will provide our customers with the following services:

o assisting the seller in pricing the property and preparing it for sale;

o advertising the property and showing it to the buyer;

o assisting the seller in negotiating the terms of the sale;

o ensuring that the transaction is in compliance with any applicable federal, state and local regulations; and

o closing the transaction.

In exchange for providing these services as the seller's broker, the seller typically will pay us a commission upon the closing of the real estate transaction, which is generally a fixed percentage of the sales price. Gross listing commissions typically range from 5% to 7% of the sales price and may be shared between the seller's broker and the buyer's broker. When acting as the seller's broker, we intend to enter into an exclusive agency relationship with the seller, which means that we will be entitled to receive a sales commission upon the closing of the sale transaction regardless of whether we, the seller or any other person locates the buyer.

When acting as a broker for the buyer, we intend to continue providing our customers with the following services:

o assisting the buyer in locating properties that come within the buyer's personal and financial specifications;

o showing properties to the buyer;

o assisting the buyer in negotiating the terms of the sale;

o monitoring compliance of the transaction and the property with any applicable federal, state and local regulations; and

o closing the transaction.

In exchange for providing these services as the buyer's broker, we intend to receive a commission upon the closing of the real estate transaction that is generally a fixed percentage of the purchase price. With the consent of the seller's broker, this commission is usually payable from the sales commission paid by the seller to the seller's broker.

In transactions in which we act as a broker on either the buy side or sell side of a transaction and a third-party broker is acting as broker on the other side of the transaction, we intend to share approximately 50% of the sales commission with the other broker.

In certain circumstances, and only with the consent of both the buyer and seller, we may act as the buyer's broker and the seller's broker in the same transaction. We intend to receive 100% of the sales commission in transactions in which it acts as the sole broker.

We expect to employ one or more sales associates as our business grows, although we do not currently have any sales associates. Typically, the percentage of the real estate commissions received by us that would be paid to a sales associates will vary based on factors determined by us, such as sales associate productivity and rates that are paid to competing associates in the same local or regional market. Mr. Duane Bennett currently performs all of the sales functions for our Company.

We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We believe that the residential real estate industry has undergone a period of continued growth. Some of the most important industry characteristics and trends are:

o Fragmentation. The residential real estate brokerage industry remains primarily a local and highly fragmented industry.

o Size and Recent Growth of Market. Based on information reported by the National Association of Realtors and the United States Census Bureau, the 1998 domestic residential real estate market for existing and new home sales consisted of more than 11.7 million transactions, representing more than $950.0 billion in aggregate closed transaction value. Closed transaction value represents the gross sales price for a closed home purchase and is a standard measure of market size. In recent years, the overall domestic residential real estate market has demonstrated continued growth in home sales and rising home prices.

COMPETITION

The residential real estate brokerage business throughout the United States is highly competitive and is characterized by many small independent real estate brokerage firms, a few major regional players, including Weichert Realtors, Long & Foster and GMAC, and a multi-regional player, NRT Incorporated. The different types of real estate operations include independent brokers, franchises and co-owned stores.

In the residential real estate brokerage business, our firm competes in the Charlotte market with regional multi-office independent and franchise real estate organizations, such as Coldwell Banker, RE/MAX franchises, Century 21 and ERA. Companies compete for real estate brokerage business primarily on the basis of services offered, reputation, personal contacts, and, to some degree, price.
We currently do not have a strong competitive position in the residential real estate brokerage business, as our revenues and business have declined in recent years. However, Duane Bennett, our President, has plans to spend significantly more time developing our competitive position in the near future. Significant time will be devoted to our business development efforts and to competing with firms such Coldwell Banker, RE/MAX, Century 21 and ERA in the conventional real estate brokerage business.

In the real estate brokerage business, companies also compete to obtain the most qualified and experienced sales associates. Competition for these sales associates is based on commission fee rates, services the company offers, its reputation and personal contacts.

EMPLOYEES

We currently have one employee, Duane Bennett, who is also our President. Mr. Bennett is a part-time employee.

REGULATION

Real estate brokerage is regulated at both the state and federal levels in the United States. Our real estate brokerage firm and any future sales associates will be licensed by state regulatory agencies. State statutes contain general standards for and prohibitions on the conduct of real estate brokers and sales associates and set standards in:

o disclosure when acting in an agency and dual agency capacity (i.e., representing a seller and a buyer in a transaction);

o collecting commissions;

o continuing broker and continuing sales associate education (if we expand operations to hire any associates);

o administering trust funds;

o advertising; and

o disclosing information in real estate forms.

Under state law, we have a duty to supervise and are responsible for the conduct of any sales associate that we may hire. North Carolina enforces its regulatory authority by responding to consumer complaints and, if appropriate, by taking action against the licensee. The action may include a warning letter or reprimand, a temporary suspension of license or a revocation of license with fines imposed. There are currently no regulatory actions or investigations pending against us.

On the Federal level, our real estate brokerage activities are subject to the Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination and require the disclosure of certain information to borrowers concerning settlement costs.

LEGAL  PROCEEDINGS

We are currently not involved in any legal proceedings related to the conduct of our business.

REPORTS  TO  SECURITY  HOLDERS.

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.     MANAGEMENT'S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

     We were incorporated in North Carolina on December 2, 1996 to engage in the business ofa broker or agent in residential real estate transactions. In performing these residential real estate services, we represent either the seller, as the listing broker, or the buyer, as the buyer's agent, in the sale.Our services have been performed primarily in the Charlotte, North Carolina area. The real estate brokerage contracts we offer our customers vary in time from three to six months.

Results  of  Operations.

     For the periods ended October 31, 2002 and 2001(unaudited) and for the years ended December 31, 2001 and 2000.

Sales.

     We did not have any sales for the first ten months of 2002. For the same period in 2001, we had $4,020 in sales which consisted of commissions on the sale of a residential home. For the years ended December 31, 2001 and 2000, revenues were $4,020 and $102,266, respectively, and consisted primarily of the following:
     Commissions received in 2001 from the sale of a residential home. Management fees received from Xenicent, Inc., a related party, during 2000 to assist in renovating a single-family home and selling the property to an unrelated residential homebuyer. This project lasted approximately six months.

Cost  of  Sales.

     The cost of sales includes direct costs associated with listing and selling a property, such as direct marketing and selling expenses that are paid by the realtor. It is customary to experience variations in the cost of sales as a percentage of net sales based on the amounts of expenses incurred during any real estate listing. Certain properties may be difficult to sell due to price, location or other factors that may cause a broker to incur more direct cost in locating a buyer for the property.

     We did not have any cost of sales for the periods ended October 31, 2002 and 2001. The cost of sales for the years ended December 31, 2001 and 2000 was $-0- and $5,562. Cost of sales as a percentage of sales for 2000 was approximately 5%. We expect cost of sales as a percentage of sales to fluctuate between 5% and 20% based on any new listing we receive in the future.

Expenses.

     Total expenses for the periods ended October 31, 2002 and 2001 were $240,133 and $48,135, an increase of $191,998. Our expenses fluctuated primarily based on the following:

     Professional fees increased during 2002 primarily due to expenses related to stock issued for services and $33,475 paid in connection with registering our common stock. We issued 700,000 shares of our common stock to Greentree Financial Group, Inc. for assistance in preparing our registration statement, EDGAR filings and selecting an independent transfer agent for our company. The shares were valued at approximate market value of $105,000, or $.25 per share.
     Subcontractors' fees were paid to Xenicent, Inc., a related party, in the form of 1,000,000 shares of our common stock for a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement on Form SB-2. We valued the shares at an approximate market value of $30,000, or $.03 per share.

     Total expenses for the years ended December 31, 2001 and 2000 were $52,442 and $42,135. Notable expense accounts included the following:

     Subcontract labor was $12,001 and $14,020 in 2001 and 2000, respectively, in connection with support staff not directly relate to the sales of any properties.
     Advertising was $3,387 and $4,150 in 2001 and 2000, respectively, due to general print advertising such as newspapers to promote our services.
     Office expenses were $19,580 and $17,440 in 2001 and 2000, respectively. Interest expense was $25,700 in 2000 in connection with paying the accrued interest to the bank at the closing of the sale of our residential home in 2000. We paid this interest on behalf of our related party Xenicent, Inc. as part of our management agreement with them. The management agreement was an oral agreement.

     We expect increases in expenses through the year 2002 as the Company moves toward developing its business plan and registering its common stock. In addition, we expect professional fees to increase to around $30,000 per year for compliance with the reporting requirements of the Securities and Exchange
Commission  once  our  registration  is  deemed  effective.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for the period ended October 31, 2002 or the year ended December 31, 2001. During the year ended December 31, 2000, we had $4,360 in federal and state income tax expense which represented about 15% of our net income for the year.

     If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/  Losses.

     Net losses for the ten months ended October 31, 2002 and 2001 were $240,133 and $48,135, respectively. Net loss for the year ended December 31, 2001 was $52,442. Net income for the year ended December 31, 2000 was $24,509. The reduction in income in 2002 and 2001 is primarily attributable to a decrease in revenues in both periods. We expect to continue to incur losses at least through the year 2002. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     We did not have any liabilities at October 31, 2002 or at December 31, 2001 and 2000.

     Cash flows used in operations were $34,933 and $40,395 for the ten months ended October 31, 2002 and 2001. Cash flows used in operations were primarily attributable to our $240,133 and $48,135 net losses for the respective periods partially offset by $51,000 in common stock issued for services in 2002. We issued 700,000 shares of common stock to professionals to assist us with having our common stock publicly traded. The shares were valued at $.25, or an aggregate value of $105,000. In addition, we issued 1,000,000 shares of stock a related party for services which were valued at $.03 per share, or an aggregate value of $30,000.

     Cash flows used in operations were $44,702 for the year ended December 31, 2001. Cash flows provided by operations were $26,151 for the year ended December 31, 2000. Cash flows used in operations were attributable primarily to our net loss from operations and a decrease in accounts payable partially offset by the common stock adjustment in connection with our 120,000 for 1 stock split.

     Cash flows generated by financing activities were $35,000 for the ten months ended October 31, 2002. Cash flows for the period were from proceeds from sales of our common stock to two accredited investors, one of whom is a director, between $.25 and $.33 per share pursuant to a Regulation D private offering. Proceeds were used towards expenses relating to this registration statement. We did not have cash flows from financing activities during 2001 or 2000.

     As shown in the accompanying consolidated financial statements, we have incurred losses from operations and have limited cash that raises substantial doubt as to whether we can continue as a going concern. Our ability to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan: (1) seek capital raising partners to assist us in its short-term and long-term capital needs. This may include equity debt financing and a follow-on stock offering, and (2) seek strategic joint venture relationships to assist in increasing revenues and cash flow of the Company.

     Overall, we have funded our cash needs from inception through October 31, 2002 with a series of equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

     We had cash on hand and working capital of only $67 as of October 31, 2002. We had cash on hand of $-0- and $44,702 as of December 31, 2001 and 2000. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues beginning in 2003 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $25,000 to sustain operations through year 2003 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $25,000 in connection with this offering have already been paid.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

     Seek projects that are less in value or that may be projected to be less profitable
     Seek smaller home listings, which are less capital intensive, in lieu of larger contract listings, or
     Seek listings that are outside our immediate area to bring some revenue in to our Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our services, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of residential homes, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate brokerage business in the Charlotte, North Carolina area. We plan to strengthen our position in these markets. We plan to expand our operations through aggressively marketing our services.

INFORMATION  ON  PREVIOUSLY  OWNED  COMPANIES  OF  MR.  DUANE  BENNETT

Mr. Bennett's experience in the real estate industry over the last ten years has consisted of his involvement in two companies - our company and Goodex, Inc. The following information, disclosures, and tables have been presented to provide information regarding Mr. Bennett's experience during these projects. This information is also discussed throughout this prospectus under 'Risk Factors' and 'Management.'

From 1991 to 1996, Mr. Bennett was the sole owner, president, and chief executive officer of Goodex, Inc., a private company that was involved in the business of buying, selling, and renovating homes in the Springfield, Massachusetts area. Goodex, Inc. had revenues, expenses and profits/losses of:
          Revenues     Expenses     Profits/(Losses)
1991          $14,864     $16,424         $(1,560)
1992          68,401       73,792          (5,391)
1993          84,632      106,158         (21,526)
1994          79,434       72,483           6,951
1995          106,518      95,677          10,841
1996          4,203           853           3,350


The major challenges that our president faced regarding our Company and Goodex, Inc. was:
-     A shortage of capital which was never more than $15,000;
- Producing relationships with residential homeowners that would have potentially brought single-family homes or town homes to list properties with Mr. Bennett's companies;
- Lack of adequate funding for advertising expenses that would have promoted the company's services.

An adverse business condition, which Mr. Bennett faced regarding ABC Realty Co., was the inability to compete with larger, well-funded real estate offices opening satellite offices in the Charlotte, North Carolina area. In addition, ABC Realty Co. did not have employees to assist in locating buyers and sellers, whereas the larger real estate offices had substantial numbers of employees for these purposes.

A major challenge that our president faced regarding Goodex, Inc. was locating owner-occupied Homes in the Springfield, Massachusetts's area to purchase, remodel and resell. In addition, Goodex, Inc. had a shortage of capital that was never more than $35,000, which restricted the amount of purchases needed to attain profitability.

An adverse business condition that our president faced regarding Goodex, Inc. was an unstable real estate market in the Springfield, Massachusetts area due to demographic shifts in population such as rapid growth in the area of low-income multi-unit housing. For example, our president had negotiated for the purchase of two single-family housing units; negotiations that failed due to local financial institutions denying loan approvals due to the future uncertainty of housing prices in the area.

Additional difficulties faced by our president generally with his businesses, ABC Realty Co. (while acting in a real estate brokerage capacity) and Goodex, Inc. were:
     Difficulty in locating property that could close within a one to two month time frame;
     Locating property that is suitable for remodeling and re-selling profitably,
     Obtaining adequate financing for projects,
     Difficulty in obtaining clean title,
     Soil and environmental issues relating to the property.

Goodex, Inc. was dissolved prior to year 2000 and does not conduct business any longer. As a result, our president is no longer associated it. The company was in good standing with its creditors when it ceased operations.

Table 1. Experience in Raising and Investing Funds
Not applicable. Our president has not had prior experience in public or non-public fundraising in with respect to ABC Realty, Inc or Goodex, Inc.


The following tables present operating results for ABC Realty Co. and Goodex, Inc. over the last ten years, or during their time of existence. The discussion of real estate programs that follows is limited to Goodex, Inc., and does pertain to ABC Realty Co. Audited financial statements for ABC Realty Co. for years 2001 and 2000 are included later in this prospectus.


Table 2. Operating Results of ABC Realty Co. (Unaudited)




                                        1997   1998     1999
                                     -------  -----  -------

Gross revenues. . . . . . . . . . .  $   -0-  $ -0-  $86,100
Profit on sale of properties. . . .      -0-    -0-   86,100
Less:
Operating expenses. . . . . . . . .                   66,649
Interest expenses . . . . . . . . .                      -0-
Depreciation. . . . . . . . . . . .                      -0-
Net income. . . . . . . . . . . . .      -0-    -0-   19,451

Taxable Income: . . . . . . . . . .                   19,451
From operations . . . . . . . . . .                   19,451
From gain on sales. . . . . . . . .                      -0-

Cash generated by operations. . . .      -0-    -0-   19,451
Cash generated by sales . . . . . .                      -0-
Cash generated from refinancing . .                      -0-
Total . . . . . . . . . . . . . . .      -0-    -0-   19,451

Less:
Cash distributions. . . . . . . . .                   16,533

Cash generated after distributions.      -0-    -0-      -0-

Federal Income Tax Results:
Ordinary income (loss). . . . . . .      -0-    -0-   19,451
From operations . . . . . . . . . .                      -0-
From recapture. . . . . . . . . . .                      -0-
Capital gain (loss) . . . . . . . .                      -0-
Total . . . . . . . . . . . . . . .                   19,451
Cash distributed to owner . . . . .      -0-    -0-   16,533

Amount remaining invested in
Program activities at the end of
the year: . . . . . . . . . . . . .      -0-    -0-      -0-






Table 3. Operating Results of Goodex, Inc. (Unaudited)




                                      1991      1992       1993      1994      1995    1996
                                   --------  --------  ---------  -------  --------  ------

Gross revenues. . . . . . . . . .  $14,864   $68,401   $ 84,632   $79,434  $106,518  $4,203
Profit on sale of properties. . .   14,864    68,401     84,632    79,434    72,483   4,203
Less:
Operating expenses. . . . . . . .   16,424    73,792    106,158    72,483    95,677     853
Interest expenses . . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-
Depreciation. . . . . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-
Net income. . . . . . . . . . . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350

Taxable Income:
From operations . . . . . . . . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350
From gain on sales. . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-

Cash generated by operations. . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350
Cash generated by sales . . . . .      -0-       -0-        -0-       -0-       -0-     -0-
Cash generated from refinancing .      -0-       -0-        -0-       -0-       -0-     -0-
Total . . . . . . . . . . . . . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350

Less:
Cash distributions. . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-
Cash generated after
Distributions . . . . . . . . . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350

Federal Income Tax Results:
Ordinary income (loss)
From operations . . . . . . . . .   (1,560)   (5,391)   (21,526)    6,951    10,841   3,350
From recapture. . . . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-
Capital gain (loss) . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-

Cash distributed to owner . . . .      -0-       -0-        -0-       -0-       -0-     -0-

Amount remaining invested in
Program activities at the end of
The year: . . . . . . . . . . . .      -0-       -0-        -0-       -0-       -0-     -0-








The following table includes information relevant to programs completed by Goodex, Inc. over the last ten years, or during its time of existence. A "program" is defined as a prior activity of real estate sales or development managed by our President.


Table 4. Results of Completed Programs


Goodex, Inc. (Unaudited)

                                   1991     1992      1993   1994    1995   1996
                                  -------  --------  -----  ------  -----  -----

Offering Information: . . . . . .  N/A      N/A       N/A    N/A     N/A     N/A

Date of first sale of
property. . . . . . . . . . . . .  N/A      N/A       N/A     N/A    N/A     N/A
Date of final sale of
property. . . . . . . . . . . . .  N/A      N/A       N/A     N/A    N/A     N/A

Federal income tax results:
Ordinary Income
From operations                  (1,560)  (5,391)  (21,526)  6,951  10,841  3,350
From recapture                      -0-      -0-       -0-     -0-     -0-    -0-
Capital gain                        -0-      -0-       -0-     -0-     -0-    -0-
Deferred gain                       -0-      -0-       -0-     -0-     -0-    -0-
Capital                             -0-      -0-       -0-     -0-     -0-    -0-
Ordinary                         (1,560)  (5,391)  (21,526)  6,951  10,841  3,350

Cash distributions to investors:
Source (on GAAP basis)
Investment income                   -0-      -0-       -0-     -0-     -0-    -0-
Return of capital                   -0-      -0-       -0-     -0-     -0-    -0-
Source (on cash basis)
Sales                               -0-      -0-       -0-     -0-     -0-    -0-
Refinancing                         -0-      -0-       -0-     -0-     -0-    -0-
Operations                          -0-      -0-       -0-     -0-     -0-    -0-
Other                               -0-      -0-       -0-     -0-     -0-    -0-

Receivable on net purchase
money financing:. . . . . . . . .   N/A      N/A       N/A     N/A     N/A    N/A









Table 5. Sales or Disposals of Properties

Not Applicable. There were no sales or disposals of property by programs with similar investment objectives within the most recent three years.

Table 6. Acquisitions of Properties by Programs

Not Applicable. There were no properties acquired by any prior programs with similar investment objectives within the most recent three years.

ITEM 18.     DESCRIPTION OF PROPERTY

     We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president's residence in Charlotte, North Carolina. We occupy 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent to our president for use of this space. In addition we have no written agreement or formal arrangement with our president pertaining to the use of this space. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

     We have no policy with respect to investments in real estate or interests in real and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

ITEM 19.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February of 2000, we entered into a written agreement with Xenicent, Inc., a company which our President, Mr. Duane Bennett, owns 79%. During 2000 we received a total of approximately $102,266 from Xenicent, Inc. for managerial and consulting services. ABC Realty did not provide any management and consulting services to Xenicent, Inc. prior to 2000 and is not currently providing such services. We do not currently have an agreement with Xenicent, Inc. to provide any future services to them. Although this transaction was not negotiated at arms length, we believe that this translation was as fair as if it had been negotiated with a third party.

     On May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock
120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

     Also on May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:
-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State Blue-Sky compliance;
-     Selection of an independent stock transfer agent; and
-     Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. The computerized real estate system is a program designed by Mr. Bennett over approximately 5 years which incorporates Microsoft Excel spreadsheets and a tracking program to keep current and historical property data to assist our clients in purchasing new and existing homes or even undeveloped land. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the estimated value of the services received which was $30,000, or $.03 per share.

     On or about July 1, 2002, we sold 115,000 shares of stock to two accredited investors, one of whom is a director of our company, for $45,000 pursuant to a Regulation D private offering.

ITEM  20.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Market  Information.
     Our common stock is not traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements  to  Register.
     We  have  no  agreements  to  register.

Holders.
     As of February 5, 2003, there were 5 holders of record of our common stock.

Shares  Eligible  For  Future  Sale.
     Upon effectiveness of this registration statement, the 1,815,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, 120,000 shares of our common stock are currently available for sale. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 1,815,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.
     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.


ITEM 21.  EXECUTIVE COMPENSATION

Summary Compensation Table
                                        Annual Compensation                            Long Term Compensation
                                        -------------------                            -----------------------
Name and                       Other Annual            Restricted          Securities         LTIP
Principal                         Salary                  Bonus           Compensation   Stock Award(s)  Underlying     Payouts
Position                           Year                    ($)                 ($)            ($)            ($)      Options (#)
--------------------------  -------------------  -----------------------  ------------------------------------------------------
Duane Bennett,
President                          2001                     0                   0              0              0            0
Duane Bennett,
President                          2000                     0                   0              0              0            0
--------------------------  -------------------  -----------------------  -------------  --------------  -----------  -----------
Duane Bennett,
President                          1999                     0                   0              0              0            0
--------------------------  -------------------  -----------------------  -------------  --------------  -----------  -----------



Summary Compensation Table

Name and
Principal                   Other
Position                     ($)    ($)
--------------------------  -----------
Duane Bennett,
President                     0      0
Duane Bennett,
President                     0      0
--------------------------  ------  ---
Duane Bennett,
President                     0      0
--------------------------  ------  ---




     We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.


























ITEM 22.  FINANCIAL STATEMENTS

  As of and for the ten months ended October 31, 2002 and 2001 and as of and for the years ended December 31, 2001 and 2000.



                                 ABC REALTY CO.
                                 --------------
                                  BALANCE SHEET
                               AT OCTOBER 31, 2002


                                     ASSETS
                                     ------


CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  $      67
------------------------------------------------------------------
                                                                  ------------
OTHER ASSETS
------------------------------------------------------------------
  Intangible assets, net . . . . . . . . . . . . . . . . . . . . .          -
    TOTAL OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . .          -
                                                                  ------------
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  $      67
                                                                  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------

CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . .          -
------------------------------------------------------------------

STOCKHOLDERS' EQUITY
------------------------------------------------------------------
  Preferred stock ($0.001 par value, 5,000,000 shares authorized:
  None issued and outstanding) . . . . . . . . . . . . . . . . . .          -
  Common stock ($0.001 par value, 50,000,000 shares authorized:
   13,815,000 issued and outstanding). . . . . . . . . . . . . . .  $  13,815
  Additional paid-in-capital . . . . . . . . . . . . . . . . . . .    238,185
  Retained earnings. . . . . . . . . . . . . . . . . . . . . . . .   (251,933)
                                                                  ------------
    TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . .         67
                                                                  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . .  $      67
                                                                  ============










                                 ABC REALTY CO.
                            STATEMENTS OF OPERATIONS
               FOR THE TEN MONTHS ENDED OCTOBER 31, 2002 AND 2001



                                              2002          2001
REVENUES AND COST OF SALES:
-------------------------------------  ------------  ------------
  Commissions . . . . . . . . . . . .  $         -   $     4,020
  Cost of sales
    Gross profit. . . . . . . . . . .            -         4,020
                                       ------------  ------------

SELLING, GENERAL AND ADMINISTRATIVE:.  $   240,133   $    52,155
-------------------------------------
                                       ------------  ------------
      OPERATING INCOME (LOSS) . . . .     (240,133)      (48,135)
                                       ------------  ------------
OTHER (EXPENSE):
-------------------------------------
  Interest expense. . . . . . . . . .            -             -
                                       ------------  ------------
  Total other expense . . . . . . .              -             -
                                       ------------  ------------

      INCOME (LOSS) BEFORE TAXES. . .     (240,133)      (48,135)
                                       ------------  ------------
      INCOME TAXES. . . . . . . . . .            -             -
                                       ------------  ------------
      NET INCOME (LOSS) . . . . . . .  $  (240,133)  $   (48,135)
                                       ------------  ------------
      NET INCOME (LOSS) PER SHARE . .  $     (0.02)  $        **
                                       ------------  ------------
      WEIGHTED AVERAGE SHARES . . . .   12,726,000    12,000,000
                                       ------------  ------------




** Less than $.01















                                 ABC REALTY CO.
                            STATEMENTS OF CASH FLOWS
               FOR THE TEN MONTHS ENDED OCTOBER 31, 2002 AND 2001

                                            2002          2001
CASH FLOWS FROM OPERATING ACTIVITIES:
--------------------------------------------------
  Net income (loss). . . . . . . . . . . . . . . .  $(240,133)  $(48,135)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Amortization . . . . . . . . . . . . . . . . .        200        200
    Stock issued in connection with stock split. .          -     11,900
    Stock issued for services. . . . . . . . . . .    205,000          -
    (Increase) decrease in operating assets. . . .          -          -
    Increase (decrease) in operating liabilities:
      Income taxes payable . . . . . . . . . . . .          -     (4,360)
                                                  ------------ ----------
      NET CASH USED IN OPERATING ACTIVITIES. . . .    (34,933)   (40,395)
                                                  ------------ ----------
CASH FLOWS FROM FINANCING ACTIVITIES
--------------------------------------------------
    Proceeds from sales of common stock. . . . . .     35,000          -
                                                  ------------ ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES. .     35,000          -
                                                  ------------ ----------
      NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS. . . . . . . . . .         67    (40,395)
                                                  ------------ ----------
CASH AND CASH EQUIVALENTS:
--------------------------------------------------
      Beginning of year. . . . . . . . . . . . . .          -     44,702
                                                  ------------ ----------
      End of period. . . . . . . . . . . . . . . .  $      67   $  4,307
                                                  ------------ ----------










                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE TEN MONTHS ENDED OCTOBER 31, 2002 AND 2001

NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at October 31, 2002, the results of operations for the ten month periods ended October 31, 2002 and 2001, and cash flows for the ten months ended October 31, 2002 and 2001. The results for the period ended October 31, 2002, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2002.

NOTE 2 - COMMON STOCK ISSUANCES

     During the ten months ended October 31, 2002, we had the following stock issuances:
- We issued 700,000 shares of common stock to professionals to assist us in having our common stock publicly traded. The stock was valued at $.25 per share, or an aggregate value of $105,000.
- We issued 1,000,000 shares of common stock to a related party for services rendered on behalf of our Company. We received a computer system and related software for tracking real estate for sale and assistance with preparing our registration statement with the Securities and Exchange Commission. The shares were valued at $.03 per share, or an aggregate value of $30,000.
- We issued 115,000 shares of our common stock to two investors, one of whom is a director, between $.25 and $.33 pursuant to a private stock offering. The total aggregate proceeds were $35,000 and used towards the registration of our common stock.











                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
ABC Realty Co.
7507  Folger  Road
Charlotte,  North  Carolina

We have audited the accompanying balance sheet of ABC Realty Co. as of December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABC Realty Co. as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Perrella & Associates
-------------------------
Pompano Beach, Florida
October 2, 2002






                                 ABC REALTY CO.
                                  BALANCE SHEET
                               AT DECEMBER 31, 2001


                                     ASSETS
                                     ------


CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  $      -
------------------------------------------------------------------
                                                                   ----------
OTHER ASSETS
------------------------------------------------------------------
  Intangible assets, net . . . . . . . . . . . . . . . . . . . . .       200
                                                                   ----------
    TOTAL OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . .       200
                                                                   ----------
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  $    200
                                                                   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------

CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . .         -
------------------------------------------------------------------

STOCKHOLDERS' EQUITY
------------------------------------------------------------------
  Preferred stock ($0.001 par value, 5,000,000 shares authorized:
  None issued and outstanding) . . . . . . . . . . . . . . . . . .         -
  Common stock ($0.001 par value, 50,000,000 shares authorized:
  12,000,000 issued and outstanding) . . . . . . . . . . . . . . .  $ 12,000
  Retained earnings. . . . . . . . . . . . . . . . . . . . . . . .   (11,800)
                                                                    ---------
    TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . . .       200
                                                                    ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . . .  $    200
                                                                    =========

















                                 ABC REALTY CO.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


                                              2001          2000
                                       ------------  ------------
REVENUES AND COST OF SALES:
-------------------------------------
  Commissions . . . . . . . . . . . .  $     4,020   $   102,266
  Cost of sales . . . . . . . . . . .                     (5,562)
                                       ------------  ------------
    Gross profit. . . . . . . . . . .        4,020        96,704
                                       ------------  ------------

SELLING, GENERAL AND ADMINISTRATIVE:.  $    56,462   $    42,135
-------------------------------------
                                       ------------  ------------
      OPERATING INCOME (LOSS) . . . .      (52,442)       54,569
                                       ------------  ------------
OTHER (EXPENSE):
-------------------------------------
  Interest expense. . . . . . . . . .            -       (25,700)
                                       ------------  ------------
    Total other expense . . . . . . .            -       (25,700)
                                       ------------  ------------

      INCOME (LOSS) BEFORE TAXES. . .      (52,442)       28,869
                                       ------------  ------------
      INCOME TAXES. . . . . . . . . .            -        (4,360)
                                       ------------  ------------
      NET INCOME (LOSS) . . . . . . .  $   (52,442)  $    24,509
                                       ============  ============
      NET INCOME (LOSS) PER SHARE . .           **            **
                                       ============  ============
      WEIGHTED AVERAGE SHARES . . . .   12,000,000    12,000,000
                                       ============  ============




** Less than $.01















                                 ABC REALTY CO.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                               Common    Common     Additional
                               Shares     Stock     Paid-in    Retained
                               (000's)   $0.00 Par  Capital    Earnings
                            -------------------------------------------
Balances, January 1, 2000. .     12,000   12,000         -0-    16,133

Issuances of common stock. .        -0-      -0-         -0-       -0-

Net income for year. . . . .        -0-      -0-         -0-    24,509
                            -------------------------------------------
Balances, December 31, 2000.     12,000   12,000         -0-    40,642

Issuances of common stock. .        -0-      -0-         -0-       -0-

Net loss for year. . . . . .        -0-      -0-         -0-   (52,442)
                            -------------------------------------------
Balances, December 31, 2001.     12,000   12,000         -0-   (11,800)
                            -------------------------------------------

























                                 ABC REALTY CO.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                      2001        2000
                                                     -----        -----
CASH FLOWS FROM OPERATING ACTIVITIES:
----------------------------------------------------
  Net income (loss). . . . . . . . . . . . . . . . .  $(52,442)  $24,509
  Adjustments to reconcile net income (loss) to net
  cash used in operating activities:
    Amortization . . . . . . . . . . . . . . . . . .       200       200
    Stock issued in connection with stock split. . .    11,900
    (Increase) decrease in operating assets. . . . .         -         -
    Increase (decrease) in operating liabilities:
      Income taxes payable . . . . . . . . . . . . .    (4,360)    1,442
                                                    ----------  --------
      NET CASH USED IN OPERATING ACTIVITIES. . . . .   (44,702)   26,151
                                                    ----------  --------
      NET INCREASE (DECREASE) IN
      CASH AND CASH EQUIVALENTS. . . . . . . . . . .   (44,702)   26,151
                                                    ----------  --------
CASH AND CASH EQUIVALENTS:
----------------------------------------------------
      Beginning of year. . . . . . . . . . . . . . .    44,702    18,551
                                                    ----------  --------
      End of year. . . . . . . . . . . . . . . . . .  $      -   $44,702
                                                    ----------  --------




















                                ABC REALTY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      ====================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

Business  Activity - ABC Realty, Inc. (the Company) was organized under the laws
------------------
of the State of North Carolina on December 2, 1996. The Company is a licensed real estate brokerage office.

The Company provides its services to residential homebuyers in and around the Charlotte, North Carolina area. The Company's contracts are generally for a six-month period of time.

Cash  and  Cash  Equivalents  - For purposes of the Statement of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-  Revenue  is  recognized when properties are sold provided
--------------------
collection of the related receivable is reasonably likely. However, in each case the Company would receive payment for its services from proceeds at a real estate sales closing in which it was involved. Co-brokerage fees are also fee paid at closing to other brokers for their involvement in the sale of a property. These fees range from 25% to 50%.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards
---------------------------
Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.










                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      ====================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
-------------------------------------------------------------------

Earnings  per  Share  - Statement of Financial Accounting Standard (SFAS) No.128
--------------------
requires dual presentation of basic and diluted EPS with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise, or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the years presented. There were no adjustments required to net loss for the years presented in the computation of diluted earnings per share. Subsequent to year-end, the Company forward split its common stock 120,000 for one. All share and per share amounts are presented on a retroactive basis.

Advertising  Costs  -  Advertising  costs  are  expensed  as  incurred.
------------------

Income  Taxes  -  Income  taxes  are  provided  in  accordance with Statement of
-------------
Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

NOTE  B  -  GOING  CONCERN
--------------------------

As shown in the accompanying consolidated financial statements, the Company has incurred losses from operations and has limited cash that raises substantial doubt as to whether the Company can continue as a going concern. The ability of the Company to continue as a going concern is dependent on developing operations, increasing revenues and obtaining new capital. Management has enacted the following plan: (1) seek capital raising partners to assist the Company in its short-term and long-term capital needs. This may include equity debt financing and a follow-on stock offering, and (2) seek strategic joint venture relationships to assist in increasing revenues and cash flow for the Company.



                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      ====================================

NOTE C - RECENT ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAF No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

NOTE  D  -  SUPPLEMENTAL  CASH  FLOW  INFORMATION
-------------------------------------------------

Supplemental disclosures of cash flow information for years ended December 31, 2001 and 2000 is summarized as follows:

Cash paid during the years for:

                                2001          2000
                                ----          ----
     Income Taxes               $ 4,360      $ 2,918
     Interest                   $    -0-     $25,700
                                ========     =======









                                 ABC REALTY CO.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                      ====================================

NOTE F - INCOME TAXES
---------------------

Due to an operating loss, there is no provision for current federal or state income taxes for the year ended December 31, 2001.

NOTE  G  -  RELATED  PARTY  TRANSACTIONS
----------------------------------------

During the year ended December 31, 2000, the Company entered into an agreement with Xenicent, Inc., a Company majority owned by the Company's President, to provide management services for the Year 2000. The Company received approximately $102,000 from Xenicent, Inc. during the year 2000 for these services. This represented substantially all of the Company's revenues for the year 2000.

NOTE  H  -  SUBSEQUENT  EVENTS
------------------------------

Subsequent to year end, the Company entered into an agreement with Greentree Financial Group, Inc. to assist the Company with filing a registration statement with the Securities and Exchange Commission. The Company also amended its Articles of Incorporation to increase its authorized shares of common stock to 50,000,000 million, authorize 5,000,000 preferred shares with $.001 par value, and effect a 120,000 for 1 forward stock split. All share amounts in these financial statements retroactively reflect this stock split.


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants audited our financial statements for the years ended December 31, 2001 and 2000. We have never had any changes in or disagreements with our accountants.








                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling security holders will pay no offering expenses.

ITEM                                     EXPENSE
SEC  Registration  Fee                   $  50
Legal  Fees  and  Expenses               $  12,000
Accounting  Fees  and  Expenses          $  10,000
Miscellaneous*                           $  2,950
                                         ==========
Total*                                   $  25,000

*  Estimated  Figure

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On May 21, 2002, we increased our authorized common shares to 50,000,000, changed the par value to $.001 per share and forward split our common stock
120,000 for 1. As a result, Mr. Bennett's 100 shares were exchanged for 12,000,000 of our common shares. In addition, we authorized 5,000,000 shares of preferred stock to be issued.

          On May 21, 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $33,475 for:
-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State Blue-Sky compliance;
-     Selection of an independent stock transfer agent; and
-     Edgar  services.

     The shares issued were valued at the estimated value for the services received which was $105,000, or $.25 per share.

          We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we entered into a transaction with Xenicent, Inc., a company that is majority owned by our President, to provide us with a computerized real estate system and related software which locates local properties and assisting us with preparing our Company to file our registration statement. This agreement was not evidenced by a written contract but rather was and oral agreement made by Duane Bennett. Pursuant to this agreement we issued 1,000,000 shares of our common stock to Xenicent, Inc. as consideration. The shares were valued at the estimated value of the services received which was $30,000, or $.03 per share.

          We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we sold 75,000 shares of stock to Karol Kapinos, one of our directors for $25,000, or $.33 per share.

          We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On or about July 1, 2002, we sold 40,000 shares of stock to an accredited investor as defined by Rule 501, for $20,000, or $.25 per share.

          We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.









ITEM 27.     EXHIBITS


Exhibit Number  Exhibit Description
--------------  --------------------------------------------------------------------------
3.1. . . . . .  Articles of incorporation*
--------------  --------------------------------------------------------------------------
3.2. . . . . .  Amendment to articles of incorporation*
--------------  --------------------------------------------------------------------------
3.3. . . . . .  Bylaws
--------------  --------------------------------------------------------------------------
4. . . . . . .  Form of stock certificate*
--------------  --------------------------------------------------------------------------
5. . . . . . .  Legal opinion*
--------------  --------------------------------------------------------------------------
                Consulting agreement between ABC Realty Co. and Greentree Financial Group,
10.1 . . . . .  Inc.
--------------  --------------------------------------------------------------------------
23.1 . . . . .  Consent of auditors
--------------  --------------------------------------------------------------------------
23.2 . . . . .  Consent of legal counsel (included in No. 5)*
--------------  --------------------------------------------------------------------------



*  Indicates  previously  filed

ITEM  28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424
(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina on February 5, 2003.

                                    ABC  Realty  Co.

                              /s/  Duane  Bennett
                              _____________________________

                              By:     Duane  Bennett
                              Title:  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                              /s/  Duane  Bennett
                              ______________________________
                              By:     Duane  Bennett
                              Title:  President/Chief  Executive  Officer/
                                      Chief  Financial  Officer
                              Date:   February  5,  2003

                              /s/  Karol  Kapinos
                              ______________________________
                              By:     Karol  Kapinos
                              Title:  Director
                              Date:   February  5,  2003